As filed with the Securities and Exchange Commission on June 4, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MORGANS HOTEL GROUP CO.

(Exact name of Registrant as specified in its Charter)

Delaware	16-1736884
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

Morgans Hotel Group Co.

475 Tenth Avenue

New York, New York 10018

(212) 277-4100

(Address of principal executive office)

Morgans Hotel Group Co.

2007 Omnibus Incentive Plan

(Full title of the Plan)

David Smail, Esq.

Executive Vice President and Chief Legal Officer

Morgans Hotel Group Co.

475 Tenth Avenue

New York, New York 10018

(212) 277-4100

(Name, address and telephone number of agent for service)

Copies to:

J. Warren Gorrell, Jr., Esq.

Bruce W. Gilchrist, Esq.

Hogan & Hartson LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount To Be	Offering Price	Aggregate	Amount of
Securities To Be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee(2)
Common Stock, par value $0.01 per share	3,250,000	$23.91	$77,707,500	$2,385.62

(1)             Pursuant to Rule 416(a) of the Securities Exchange Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that become issuable under the plan by reason of any stock splits, stock dividends or similar transactions.

(2)             Calculated pursuant to Rule 457(h) of the Securities Act on the basis of $23.91 per share, which was the average of the high and low prices of the Common Stock as quoted on the Nasdaq Global Market on May 25, 2007.

EXPLANATORY NOTE

We are filing this registration statement to register an additional 3,250,000 shares of our common stock, par value $0.01 per share (the “Common Stock”), for issuance pursuant to the Morgans Hotel Group Co. 2007 Omnibus Incentive Plan (the “2007 Plan”), which amended and restated the Morgans Hotel Group Co. 2006 Omnibus Stock Incentive Plan (the “2006 Plan”).  The increase in the number of shares authorized for issuance under the 2007 Plan, as well as certain other amendments to the 2007 Plan that are described in our definitive Proxy Statement for our 2007 Annual Meeting of Stockholders, were approved by our stockholders at our 2007 Annual Meeting of Stockholders held on May 22, 2007.

Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement on Form
S-8 concerning the 2006 Plan filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2006 (File No. 333-131834), are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                          Incorporation of Documents by Reference.

We incorporate information into this registration statement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this registration statement. This registration statement incorporates by reference the documents set forth below, the file number for each of which is 000-51802, that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	our Current Reports on Form 8-K filed on February 6, 2007, February 8, 2007, February 23, 2007, March 16, 2007, April 25, 2007 and May 22, 2007; and

•

the description of our common stock incorporated by reference into our Registration Statement on Form 8-A, filed under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which incorporates by reference the description of our Common Stock contained in our Registration Statement on Form S-1 (Reg. No. 333-129277), and all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this registration statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this registration statement until the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold except, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K, except to the extent set forth above.

You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC’s Internet website at www.sec.gov. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this registration statement, by requesting them in writing or by telephone at:

Morgans Hotel Group Co.

475 Tenth Avenue

New York, New York 10018

(212) 277-4100

Attn: Investor Relations

Item 8.        Exhibits.

The Exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 4, 2007.

MORGANS HOTEL GROUP CO.

By:	/s/ W. Edward Scheetz
W. Edward Scheetz
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Morgans Hotel Group Co., a Delaware corporation, do hereby constitute and appoint Richard Szymanski and David Smail and each and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities indicated on June 4, 2007.

Name	Title

/s/ David T. Hamamoto	Chairman of the Board of Directors
David T. Hamamoto

/s/ W. Edward Scheetz	Director and President and Chief Executive
W. Edward Scheetz	Officer (Principal Executive Officer)

/s/ Richard Szymanski	Chief Financial Officer
Richard Szymanski	(Principal Financial and Accounting Officer)

/s/ Edwin L. Knetzger, III	Director
Edwin L. Knetzger, III

Name	Title

Director
Lance Armstrong

/s/ Fred J. Kleisner	Director
Fred J. Kleisner

/s/ Thomas L. Harrison	Director
Thomas L. Harrison

/s/ Robert Friedman	Director
Robert Friedman

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hogan & Hartson LLP as to the legality of the securities being registered

10.1	Morgans Hotel Group Co. 2007 Omnibus Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2007, and incorporated by reference herein)

23.1	Consent of BDO Seidman, LLP

23.2	Consent of Hogan & Hartson LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)